Exhibit 3.227

Delaware PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “EAGLE ENVIRONMENTAL II, L.P.”, CHANGING ITS NAME FROM “EAGLE ENVIRONMENTAL II, L.P.” TO “HARMONY LANDFILL, LP”, FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF JULY, A.D. 2013, AT 3:01 O’CLOCK P.M.

Jeffrey W. Bullock, Secretary of State
AUTHENTICATION: 0612247
DATE: 07-24-13

STATE OF DELAWARE

AMENDMENT TO THE CERTIFICATE OF

LIMITED PARTNERSHIP

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is

EAGLE ENVIRONMENTAL II, LP.

SECOND: Article 1 of the Certificate of Limited Partnership shall be amended as follows:

The business name of the Partnership shall be changed to:

HARMONY LANDFILL, LP

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 19 day of July, A.D. 2013.

HIGHSTAR ROYAL OAKS I, INC.

By:

General Partner(s)

Christian B. Mills

Name: Deputy General Counsel and Assistant Secretary

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PENNSYLVANIA DEPARTMENT OF STATE

BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS

Certificate of Amendment of Registration-Foreign

(15 Pa.C.S. § 8585)

X Limited Partnership

Registered Limited Liability Partnership

Registered Limited Liability Company

Name Document will be returned to the name and address you enter to the left.

Address	CT - COUNTER

City State Zip Code

8838730 SOPA 17

Commonwealth of Pennsylvania

FOREIGN – LIMITED PARTNERSHIP AMENDMENT 3 Page(s)

$250

In compliance with the requirements of 15 Pa.C.S. § 8585 (relating to amended certificate of registration), the undersigned, desiring to change the arrangements or other facts described in its application for registration as a foreign limited partnership, foreign registered limited liability partnership or a foreign limited liability company hereby states that:

1. The name under which the association was registered (or last registered) to do business in the Commonwealth of Pennsylvania is:

EAGLE ENVIRONMENTAL II LP

2. The (a) address of its initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county avenue is:

(a)	Number and street City State Zip County

(b)	Name of Commercial Registered Office Provider County

c/o: CT Corporation System Dauphin

3. (If applicable): The address of the registered office of the association in this Commonwealth is hereby changed to:

(a)	Number and street City State Zip County

(b)	Name of Commercial Registered Office Provider County

c/o:

4. If applicable: The association desires that its registration be amended to change its name to:

HARMONY LANDFILL, LP

5. If applicable: The association desires that its registration be amended as follows in order to reflect arrangements or other facts that have changed.

IN TESTIMONY WHEREOF, the undersigned has caused this Certificate of Amendment of Registration to be signed by a duly authorized officer, member or manager thereof this

19 day of July 2013:

EAGLE ENVIRONMENTAL II, LP

Name of association

Signature

Deputy General Counsel & Assistant Secretary

Title

Delaware PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “EAGLE ENVIRONMENTAL II, L.P.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF LIMITED PARTNERSHIP, FILED THE FIRST DAY OF JULY, A. D. 1996, AT 4 O’CLOCK P.M.

CERTIFICATE OF RESTORATION, FILED THE EIGHTEENTH DAY OF FEBRUARY, A.D. 1998, AT 2:30 O’CLOCK P.M.

RESTATED CERTIFICATE, FILED THE TWENTY-NINTH DAY OF JANUARY, A.D. 2007, AT 3:38 O’CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWENTY-FOURTH DAY OF OCTOBER, A.D. 2012, AT 5:44 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED PARTNERSHIP, “EAGLE ENVIRONMENTAL II, L.P.”.

Jeffrey W. Bullock, Secretary of State
AUTHENTICATION: 9957425
DATE: 11-01-12

CERTIFICATE OF LIMITED PARTNERSHIP

EAGLE ENVIRONMENTAL II, L.P.

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

I. The acme of the limited partnership is Eagle Environmental II, L.P.

II. The address of the Partnership’s registered office in the State or Delaware Is Corporation Trust Center, 1209 Orange Street, Wilmington, County Of New Castle. The name of the Partnership’s registered agent for service of process in the State of Delaware at such address is The Corporatism Trust Company.

III. The name and mailing address of each general partner is as follows:

NAME                                 Mailing Address

Khodara Environmental II, Inc.        11 New Street Englewood Cliffs, NJ 07632

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Limited Partnership of Eagle Environmental II, L.P., as of 6/28/96.

Khodara Environmental, Inc.

By:
General Partner

By:
General Partner

CERTIFICATE TO RESTORE TO GOOD STANDING

A DELAWARE LIMITED PARTNERSHIP

PURSUANT TO TITLE 6, SEC. 17-1109

1.	Name of Limited Partnership Eagle Environmental II, L.P.

2.	Date of original filing with Delaware Secretary of State July 01, 1946.

I, Khodara Environmental II, Inc., General Partner or Liquidating Trustee of the above named limited partnership do hereby certify that this limited partnership is paying all annual taxes, penalties and interest due to the State of Delaware.

I do hereby request this limited partnership be restored to Good Standing.

Khodara Environmental II, Inc.,

General Partner

Jacques Khodara

General Partner

or

Liquidating Trustee

AMENDED AND RESTATED CERTIFICATE OF

LIMITED PARTNERSHIP

OF

EAGLE ENVIRONMENTAL II, L.P.

Eagle Environmental II, L.P., a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act (the “Act”), for the purpose of amending and restating its Certificate of Limited Partnership filed with the office of the Secretary of State of Delaware on July 1, 1996, hereby certifies that its Certificate of Limited Partnership is amended and restated to read in its entirety as follows:

1. The name of the Partnership is Eagle Environmental II, L.P.

2. The address of the Partnership’s registered office in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

3. The name and business address of the general partner of the Partnership is

Highstar Royal Oaks I, Inc.

200 Sterling Mine Road

Sloatsburg, NY 10974

IN WITNESS WHEREOF, this Amended and Restated Certificate of Limited Partnership, which restates and integrates and also further amends the Certificate of Limited Partnership as heretofore amended or supplemented, has been duly executed as of the 22nd day of January, 2007 and is being filed in accordance with Section 17-210 of the Act by a general partner thereunto duly authorized and by each general partner designated herein as a new general partner.

Highstar Royal Oaks I, Inc.
General Partner

By:
Michael J. Gruppuso
Chief Financial Officer

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED PARTNERSHIP

The limited partnership organized and existing under the Limited Partnership Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited partnership is EAGLE ENVIRONMENTAL II, L.P.

2. The Registered Office of the limited partnership in the State of Delaware is changed to Corporation Trust Center 1209 Orange Street (street), in the City of Wilmington, Zip Code 19801. The name of the Registered Agent at such address upon whom process against this limited partnership may be served is THE CORPORATION TRUST COMPANY.

By: /s/ Jaimie Voss
General Partner

Jaimie Voss, Vice President
Highstar Royal Oaks I, Inc.
Name: General Partner
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